UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ESG INC.
(Name of Registrant as Specified in Its Charter)

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ESG INC.
433 East Hillendale Rd

Chadds Ford, PA 19317
+1 267 467 5871

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of ESG Inc.:

This Information Statement is being furnished to the holders of record of shares of common stock, par value $ 0.001 per share (the “Common Stock”), of ESG Inc., a Nevada corporation (the “Company,” “ESG,” “we,” “us” or “our”), as of the close of business on April 10, 2026 (the “Record Date”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Regulation 14C thereunder, in connection with certain corporate actions approved by the Board of Directors of the Company and by the written consent of the holder of a majority of the Company’s outstanding voting power.

On April 10, 2026, the Special Committee of the Board of Directors approved and recommended, and the Board of Directors approved, among other things, the transactions contemplated by that certain Split-Off and Share Exchange Agreement, dated as of April 10, 2026 (the “Split-Off Agreement”), by and among the Company, DCG China Limited (“DCG”), Christopher Alonzo (“Alonzo”), Ever Vast Development Ltd. (“Ever Vast”), and Weiwei Gao (“Gao”).

On April 10, 2026, DCG, as holder of approximately 70.55% of the outstanding voting power of the Company as of the Record Date, executed a written consent approving the Split-Off Agreement and the transactions contemplated thereby, including (i) the distribution of 100% of the issued and outstanding shares of ESG China Limited (“ESG China”) to DCG, Alonzo, Ever Vast and Gao, and (ii) the surrender, redemption, retirement and cancellation of an aggregate of 10,432,800 shares of Common Stock in exchange therefor, together with related implementation mechanics.

The Board of Directors is not soliciting your proxy or consent in connection with these actions. This Information Statement is being furnished solely to provide notice to stockholders before the corporate actions become effective.

The corporate actions will not become effective until at least 20 calendar days after this Information Statement is first sent or given to stockholders.

This Information Statement is first being mailed or otherwise furnished to stockholders on April 23, 2026.

By Order of the Board of Directors,

Edward Gobora
Chief Financial Officer
April 23, 2026

INFORMATION STATEMENT SUMMARY

This Information Statement is being furnished to notify stockholders that the Company’s Board of Directors and the holder of a majority of the Company’s outstanding voting power have approved the Split-Off Agreement and the transactions contemplated thereby, including the distribution of 100% of the issued and outstanding shares of ESG China in exchange for, and in redemption, retirement and cancellation of, an aggregate of 10,432,800 shares of Common Stock.

The Company has determined to separate its legacy China operations from its North America-focused business. The Company believes the transaction will simplify its structure, reduce legacy operational and compliance burden associated with the China operations, and permit the Company to focus on North America.

The Company is not seeking your vote or proxy. The corporate actions already have been approved by the written consent of DCG, which held sufficient voting power as of the Record Date. No action is required by you.

The corporate actions will not become effective until at least 20 calendar days after this Information Statement is first mailed or otherwise furnished to stockholders, and the Company currently expects the corporate actions to become effective on or about May 13, 2026, subject to satisfaction of the applicable conditions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements regarding the expected timing, completion, benefits, effects and consequences of the corporate actions and the transactions contemplated by the Split-Off Agreement. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The Company undertakes no obligation to update any forward-looking statement, except as required by law.

GENERAL INFORMATION

Why am I receiving this Information Statement?

This Information Statement is being sent to you because the holder of a majority of the voting power of the Company has executed a written consent approving the corporate actions described herein. This Information Statement is being provided to notify stockholders before those actions become effective.

Why is the Company not soliciting proxies?

Because the written consent of DCG was sufficient to approve the corporate actions, no proxies are being solicited.

Who is entitled to notice?

Only holders of record of the Company’s Common Stock at the close of business on the Record Date, April 10, 2026, are entitled to notice of the corporate actions.

When will the corporate actions become effective?

The corporate actions will not become effective until at least 20 calendar days after this Information Statement is first mailed or otherwise furnished to stockholders. The Company currently expects the corporate actions to become effective on or about May 13, 2026, subject to satisfaction of the applicable conditions.

OUTSTANDING VOTING SECURITIES AND VOTE REQUIRED

As of the Record Date, the Company had 25,902,268 shares of Common Stock outstanding, each entitled to one vote.

On the Record Date, DCG beneficially owned 18,273,910 shares of Common Stock, representing approximately 70.55% of the Company’s outstanding voting power. DCG therefore had sufficient voting power to approve the corporate actions by written consent without the approval of any other stockholder.

No other votes are required or being solicited in connection with the corporate actions.

CORPORATE ACTIONS APPROVED BY WRITTEN CONSENT

The following actions were approved by the Board of Directors and the written consent of DCG:

1.	Approval of the Split-Off Agreement.
2.	Approval of the distribution of 100% of the issued and outstanding shares of ESG China to DCG, Alonzo, Ever Vast and Gao.
3.	Approval of the surrender, redemption, retirement and cancellation of an aggregate of 10,432,800 shares of Common Stock in exchange therefor.
4.	Approval of related implementation mechanics, including the support transfer / true-up arrangement between DCG and Alonzo solely to facilitate Alonzo’s delivery of the full 1,400,000 shares attributable to him for surrender and cancellation.

For the avoidance of doubt, the 10,432,800 shares to be surrendered, redeemed, retired and canceled pursuant to the Split-Off Agreement represent the specified Exchange Shares attributable to the four surrendering holders under the November 2023 transaction and do not necessarily represent all shares of Common Stock currently held by such persons.

BACKGROUND OF THE TRANSACTION

In November 2023, the predecessor to the Company acquired ESG Inc. in exchange for an aggregate of 10,432,800 shares of common stock issued to DCG, Alonzo, Ever Vast and Gao. At that time, ESG Inc. indirectly owned the China operating structure through ESG China and downstream entities.

Since then, the Company has determined that the China operations have been suspended, have produced no revenue during the past six months, and are no longer aligned with the Company’s forward strategy. Management also concluded that the China operating structure has contributed to increased complexity, compliance burden and professional cost for the Company as a U.S. public company.

Management therefore recommended that the Company separate the China operations through a negotiated split-off / corporate separation transaction pursuant to which the shares of ESG China would be distributed to the original holders in exchange for the return and cancellation of the same aggregate 10,432,800 shares issued in the November 2023 transaction.

Because the Company’s Chief Executive Officer and Chairman controls DCG, the matter was referred to a Special Committee of disinterested directors. The Special Committee reviewed management’s memorandum and the proposed transaction documents, approved the transaction, and recommended that the Board approve it. The Board then approved the transaction, with the conflicted director recused from deliberation and vote. On April 10, 2026, DCG delivered its written consent approving the corporate actions.

REASONS FOR THE CORPORATE ACTIONS

In approving the corporate actions, the Board and management considered, among other things:

•	the suspension of the China operations and lack of revenue during the past six months;
•	the Company’s intention to focus its business and resources on North America;
•	the expected simplification of the Company’s structure through return and cancellation of the legacy 10,432,800-share issuance;
•	the expected reduction in legacy operating, regulatory, audit, accounting and disclosure burden associated with the China operations; and
•	the related-party nature of the transaction and the Special Committee process used to evaluate it.

THE SPLIT-OFF AGREEMENT

Parties

The parties to the Split-Off Agreement are the Company, DCG, Alonzo, Ever Vast and Gao.

Structure

At the closing of the transaction contemplated by the Split-Off Agreement, the Company will distribute 100% of the issued and outstanding shares of ESG China to DCG, Alonzo, Ever Vast and Gao, and those parties will surrender an aggregate of 10,432,800 shares of Common Stock to the Company for redemption, retirement and cancellation.

Exchange Shares

The shares of Common Stock to be surrendered, redeemed, retired and canceled pursuant to the Split-Off Agreement consist of 7,632,800 shares from DCG, 1,400,000 shares from Alonzo, 420,000 shares from Ever Vast, and 980,000 shares from Gao. These amounts represent the specific historical share blocks attributable to those holders in connection with the November 2023 transaction and do not necessarily reflect their total current beneficial ownership or book-entry holdings as of the Record Date.

Conditions to Closing

The closing is conditioned upon, among other things:

•	approval by the Special Committee and the Board;
•	shareholder approval by written consent, if required;
•	completion of the applicable Schedule 14C process and waiting period;
•	receipt of the Exchange Shares for cancellation; and
•	delivery of customary transfer documents for the ESG China shares.

Liability Allocation and Release

The Split-Off Agreement provides that, as among the parties, liabilities associated with ESG China and its downstream China operations are intended to remain with the applicable China operating entity or entities and not with ESG or its non-China affiliates. The agreement also contains release language in favor of ESG and its non-China affiliates to the fullest extent legally effective among the parties. Such provisions do not impair the rights of third-party creditors that are not parties to the agreement.

The foregoing description of the Split-Off Agreement is qualified in its entirety by reference to the full text of the Split-Off Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 13, 2026 and is incorporated herein by reference.

THE DCG-ALONZO SUPPORT TRANSFER / TRUE-UP

The Company has been informed that Alonzo currently holds fewer than the full 1,400,000 Exchange Shares attributable to him in book-entry form available for surrender and cancellation under the Split-Off Agreement. To permit him to deliver the full required amount, DCG and Alonzo are expected to enter into, or have entered into, a related support / true-up arrangement. The Company views that arrangement solely as an implementation mechanism to facilitate surrender of the full required shares and not as separate consideration for ESG China.

BOARD APPROVAL; SPECIAL COMMITTEE; CONFLICTS OF INTEREST

Because the Company’s Chief Executive Officer and Chairman controls DCG, he had a conflict of interest with respect to the corporate actions. The matter was therefore referred to a Special Committee of disinterested directors.

The Special Committee reviewed management’s memorandum and the proposed transaction documents, and approved the transaction. The conflicted director did not participate in deliberation or vote, except to the extent factual background or questions were requested before leaving the meeting. The Board then approved the corporate actions, with the conflicted director recused from deliberation and vote.

INTEREST OF CERTAIN PERSONS IN THE CORPORATE ACTIONS

The Company’s Chief Executive Officer and Chairman controls DCG, which is a party to the Split-Off Agreement and the holder of a majority of the Company’s voting power. DCG, Alonzo, Ever Vast and Gao will receive the shares of ESG China directly in exchange for the surrender and cancellation of the 10,432,800 shares originally issued to them in connection with the November 2023 transaction.

Because of these relationships and interests, the corporate actions constitute a related-party transaction. The Company addressed these issues through the Special Committee process, recusal of the conflicted director, Board approval, and stockholder action by written consent.

EFFECT OF THE CORPORATE ACTIONS

Effect on the Company

If the corporate actions are completed, the Company will cease to own ESG China. The Company expects the transaction to simplify its structure and separate its legacy China operations from its North America-focused business.

Effect on Outstanding Shares

Upon completion of the transaction, an aggregate of 10,432,800 shares of Common Stock will be surrendered, redeemed, retired and canceled. Those canceled shares consist only of the Exchange Shares specified in the Split-Off Agreement and do not represent all shares currently owned by DCG, Alonzo, Ever Vast or Gao. The Company’s outstanding share count will be reduced accordingly.

Effect on Existing Stockholders

The Company’s stockholders other than the surrendering holders will continue to hold their existing shares of Common Stock. The surrendering holders likewise may continue to hold shares of Common Stock other than the specific Exchange Shares required to be delivered for cancellation under the Split-Off Agreement, to the extent such holders own additional shares beyond the Exchange Shares. The percentage ownership of the Company’s remaining stockholders may increase as a result of the cancellation of the 10,432,800 Exchange Shares, although the Company’s assets and business operations will also change as a result of the separation of ESG China.

Accounting / Financial Effect

The accounting treatment of the transaction and any related financial statement or pro forma disclosure requirements will be addressed in the Company’s filings with the Securities and Exchange Commission, as applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding beneficial ownership of the Company’s Common Stock as of the Record Date for each person known to the Company to beneficially own more than 5% of the outstanding Common Stock, each director, each named executive officer, and all directors and executive officers as a group. The information is based on the Company’s stock ledger and other information available to the Company.

Name of Beneficial Owner	Current Beneficial Ownership as of Record Date		% of Class Before Transaction		Estimated Beneficial Ownership After Transaction		% of Class After Transaction
DCG China Limited	18,273,910		70.55%		9,641,110		62.32%
Weiwei Gao	1,480,000		5.71%		500,000		3.23%
Zhi Yang	18,273,910	(3)	70.55	%(3)	9,641,110	(3)	62.32	%(3)
Edward Gobora	0		0%		0		0%
Neal Naito	0		0%		0		0%
Joe Rossetti	0		0%		0		0%
All directors and executive officers as a group (4 persons)	18,273,910	(4)	70.55	%(4)	9,641,110	(4)	62.32	%(4)

(1) DCG China Limited beneficially owns 18,273,910 shares of Common Stock as of the Record Date. Under the Split-Off Agreement, DCG China Limited is required to surrender 7,632,800 shares for redemption, retirement and cancellation, and would retain 9,641,110 shares following completion of the transaction.

(2) Weiwei Gao beneficially owns 1,480,000 shares of Common Stock as of the Record Date. Under the Split-Off Agreement, Weiwei Gao is required to surrender 980,000 shares for redemption, retirement and cancellation, and would retain 500,000 shares following completion of the transaction.

(3) Zhi Yang is considered the beneficial owner of the shares held by DCG China Limited because he has voting control over DCG China Limited. DCG China Limited is owned by Xiayun Zhou, Mr. Yang’s mother, and Mr. Yang is a director of DCG China Limited. Accordingly, Mr. Yang is considered the beneficial owner of the shares held by DCG China Limited. Following the transactions contemplated by the Split-Off Agreement, Mr. Yang would continue to be considered the beneficial owner of the shares retained by DCG China Limited.

(4) Represents shares beneficially owned by Zhi Yang through DCG China Limited. No other director or executive officer beneficially owns shares of Common Stock. The shares shown for directors and executive officers as a group do not reflect any additional shares beyond those attributed to Mr. Yang pursuant to footnote (3).

REGULATORY APPROVALS

No vote or consent of the Company’s minority stockholders is required for the corporate actions.

Other than compliance with the Exchange Act, Regulation 14C, applicable Nevada law, the Company’s governing documents, and such transfer documentation or ministerial implementation steps as may be required in connection with the transfer of ESG China and the cancellation of the Exchange Shares, the Company does not presently believe any other material U.S. regulatory approval is required to complete the corporate actions.

APPRAISAL RIGHTS

The Company believes that holders of Common Stock are not entitled to dissenter’s or appraisal rights under Nevada law in connection with the corporate actions described in this Information Statement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The Company is not providing stockholders with a tax opinion in this Information Statement and is not representing that the corporate actions will qualify for any particular tax treatment. Stockholders should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the corporate actions in light of their particular circumstances.

FINANCIAL INFORMATION

The information required by Item 13 of Schedule 14A, to the extent applicable, is incorporated herein by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, previously filed with the Securities and Exchange Commission. The Company believes that no additional financial statements or pro forma financial information are required to be included in this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the Securities and Exchange Commission.

The Company incorporates by reference into this Information Statement, to the extent permitted, the following documents:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and
•	the Company’s Current Report on Form 8-K filed on April 13, 2026 reporting entry into the Split-Off Agreement.

Any statement contained in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in this Information Statement modifies or supersedes such statement.

Stockholders may request a copy of any document incorporated by reference, without charge, by writing to:

ESG Inc.
433 East Hillendale Rd
Chadds Ford, PA 19317
Attention: Investor Relations
Telephone: 267-467-5871

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

ESG INC.

By:	/s/ Zhi Yang
Name: Zhi Yang
Title: Chief Executive Officer
Date: April 23, 2026